Exhibit 10.2

Summary of the Registrant's Compensatory Arrangements with Executive Officers

Name and Title	Base Salary for 2018
F. Thomson Leighton Chief Executive Officer	$1
James Benson Chief Financial Officer	$500,000
Aaron Ahola Senior Vice President and General Counsel	$425,000
Robert Blumofe EVP - Platform & General Manager Enterprise Division	$490,000
James Gemmell Executive Vice President - CHRO	$450,000
Adam Karon EVP and General Manager Media Division	$450,000
Rick McConnell President and General Manager Web Division	$565,000
William Wheaton Chief Strategy Officer	$420,000